EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "Agreement") is effective as of January 30, 2006 by and between RADYNE CORPORATION, a Delaware corporation (the "Company") and CARL MYRON WAGNER, an individual ("Executive").

                                    RECITALS

         WHEREAS, the Company desires to employ the Executive in the manner hereinafter specified and to make provision for payment of reasonable compensation to the Executive for such services;

         WHEREAS, the Executive desires to provide services to the Company, in accordance with the terms, conditions hereinafter set forth; and

         WHEREAS, the parties desire to enter into the Agreement as of the date hereof, setting forth the terms and conditions of the employment relationship of the Executive during the Term (as set forth in Section 2 hereof).

         NOW THEREFORE, in consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the representations, covenants and mutual agreements contained herein, the Company and Executive agree as follows:

         1.       EMPLOYMENT.
                  ----------

         A. Subject to the terms and conditions of this Agreement, the Company agrees to employ Executive as President and Chief Operating Officer of the Company. In addition, the parties intend that upon the retirement of Robert Fitting, the Company's current Chief Executive Officer, the Board of Directors of the Company (the "Board") would appoint Executive to the position of Chief Executive Officer of the Company. Executive hereby agrees to diligently perform the duties associated with such positions. While Executive is employed as President and Chief Operating Officer, Executive will report directly to the current Chief Executive Officer of the Company.

If appointed to the position of Chief Executive Officer, Executive will report directly to the Board. Executive will devote substantially all of his business time, attention and energies to the business of the Company and will comply with the charters, policies and guidelines established by the Company from time to time applicable to members of its Board and its senior management executives.

         B. The Board and current Chief Executive Officer will use their reasonable best efforts to prepare the Executive to assume the position of Chief Executive Officer as promptly as possible, but in any event within eight (8) months of the date hereof (unless such date is extended by mutual agreement of the parties). During this eight (8) month period, the Chairman of the Board, the current Chief Executive Officer, and the Executive will hold a meeting each month, on a date mutually agreed upon, to evaluate and discuss the Executive's progress and the implementation, if applicable, of a transition plan.

         C. In addition to the financial results of the Company, Executive's performance evaluations will be based on meeting or exceeding performance objectives in such areas including, but not limited to: operational performance and improvements, strategic leadership, human resource development and succession planning, enterprise guardianship, and communications with employees, stockholders and the Board.

         2.       TERM. Executive will be employed under this Agreement until
                  ----
January 30, 2009 (the "TERM") unless Executive's employment is terminated earlier pursuant to Section 7 hereof.
                    ---------

         3.       DIRECTOR STATUS. In the event of Executive's appointment as
                  ---------------
Chief Executive Officer, the Board will undertake to elect Executive to the Board. Thereafter, the Company shall use commercially reasonable efforts, subject to applicable law and regulations of the NASDAQ Stock Market ("NASDAQ"), to cause Executive to be nominated for election as a member of the Board and to be recommended to the stockholders for election as a member of the Board. Upon any termination of employment as Chief Executive Officer, Executive will be deemed to have resigned from the Board, unless within 30 days thereof a majority of the independent directors of the Board (as defined by the rules of NASDAQ) vote to enable Executive to continue on the Board through the balance of his term. For so long as Executive is Chief Executive Officer, Executive shall not serve on the board of directors of more than one other public company. Any such directorship is subject to the prior approval of the Board.

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         4.       BASE SALARY. The Company will pay Executive a base salary at
                  -----------
the annual rate of $300,000 per year commencing January 30, 2006, for the position of President and Chief Operating Officer. In the event of Executive's appointment to the position of Chief Executive Officer, Executive's base salary will be increased to the annual rate of $350,000. Executive's base salary may be raised, but not lowered, without Executive's consent.

         5.       INCENTIVE COMPENSATION.
                  ----------------------

         A.       Bonus. The Company hereby grants Executive a signing bonus of
                  -----
$160,000, payable on the first pay period after the effective date of this Agreement. During his tenure as Chief Operating Officer, Executive will be eligible for a bonus pursuant to the Company's Management Incentive Plan. Upon appointment to the position of Chief Executive Officer, Executive will be entitled to incentive compensation in accordance with and based on the achievement of certain performance targets pursuant to the plan specified in Exhibit A hereto. In the event the Chief Operating Officer to Chief Executive Officer transition takes place in mid-year, the bonuses earned in each position will be pro-rated to the portion of the year that the Executive worked in each of the respective positions.

         B.       Stock. The Company hereby grants Executive ten thousand
                  -----
(10,000) shares of restricted common stock of the Company pursuant to the 2000 Long-Term Incentive Stock Options Plan. These ten thousand (10,000) shares shall vest immediately upon the date of grant. Upon appointment to the position of Chief Executive Officer, the Company will grant Executive an additional ten thousand (10,000) shares of restricted common stock of the Company pursuant to the 2000 Long-Term Incentive Stock Options Plan and, on the anniversary of Executive's appointment to the position of Chief Executive Officer, the Company will grant Executive an additional ten thousand (10,000) shares of restricted common stock of the Company. These shares of restricted common stock shall vest in two equal installments, 5,000 shares immediately on the date of grant and 5,000 shares on the anniversary of the date of grant for the next year, provided, that, Executive remains employed with the Company.
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         C.       Options. The Company hereby grants Executive options to
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acquire seventy-five thousand (75,000) shares of common stock (the "Option"), with a per share exercise price equal to the fair market value of the per share price of the common stock on the date of grant as defined in the plan under which the Option is granted. The Option shall vest and be fully exercisable in three equal installments (at a rate of one-third (1/3) of the number of shares first subject to the Option per installment) immediately upon the date of grant and on each anniversary of the date of grant for the next two years, provided,
                                                                     --------
that, Executive remains employed with the Company. Additional option grants, if
----
any, shall be based on performance reviews of Executive as determined by the Board. The Option is intended to be treated as an "incentive stock option" to the maximum extent permitted under the Internal Revenue Code of 1986, as amended. The Option shall be subject to the terms and conditions of the plan under which the Option is granted to the extent the terms and conditions are not addressed herein.

         6.       EXECUTIVE BENEFITS. During the Term of this Agreement,
                  ------------------
Executive will be entitled to reimbursement of reasonable and customary business expenses consistent with the then current senior management reimbursement policies of the Company. The Company will provide to Executive such fringe benefits and other executive benefits as are regularly provided by the Company to its senior management; provided, however, that nothing herein shall preclude
                          --------  -------
the Company from amending or terminating any general employee or executive benefit plans or programs. In addition, the Company shall provide Executive with three weeks paid vacation per year (which may not be carried over or paid if not used).

         7.       TERMINATION.
                  -----------

         A.       Voluntary Resignation for Good Reason by Executive or
                  -----------------------------------------------------
Termination Without Cause.
-------------------------

         If Executive voluntarily terminates his employment with the Company for Good Reason, or if the Company terminates Executive without Cause, then:

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         (i)      the Company will be obligated to continue to pay Executive, if holding the position of Chief Operating Officer at the time of termination, in installments in accordance with the Company's normal pay policies, an amount equal to his salary for two (2) years from the date of termination or resignation or, if holding the position of Chief Executive officer at the time of termination or resignation, an amount equal to his salary for the lesser of the remaining term or one (1) year from the date of termination or resignation;

         (ii) the Company will be obligated to pay any bonus due Executive, for the year of termination, within 30 days of the date of determination of the bonus;

         (iii) the Company shall reimburse Executive for COBRA premiums for the period of time that the Company is required to offer him COBRA coverage as a matter of law, but in no event more than eighteen (18) months; and

         (iv) the Option and any other options granted to Executive, to the extent unvested, shall accelerate and become fully vested and exercisable, and remain in effect as provided in the applicable plan or agreement, and the restrictions on any restricted stock shall deem to have lapsed.

         B.       Termination upon Death or Disability. If Executive's
                  ------------------------------------
employment is terminated as a result of Executive's death or Disability, then the Company will be obligated to pay to Executive, his family, his heirs or personal representative:

         (i) Executive's then current salary through the date of termination;

         (ii) a pro-rated amount of Executive's bonus for the year, payable within 30 days of the date of the determination thereof;

         (iii) Executive's COBRA premiums for the period of time that the Company is required to offer him COBRA coverage as a matter of law, but in no event more than eighteen (18) months;

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         (iv)     options (including the Option) and restricted stock will be dealt with in accordance with the applicable plan and grant;

         (v) a lump sum equal to one (1) year's base salary, payable within 30 days of Executive's death or from the event that his Disability is determined hereunder; and

         (vi) an amount equal to one (1) year's base salary, paid over such period in installments in accordance with the Company's normal pay policies from the date of the event that caused Executive's death or from the event that his Disability is determined hereunder.

         The amounts due under subsections B(v) and (vi) shall be reduced by any benefit paid to Executive or his family under the Company's Accidental Death and Disability policies.

         C.       Voluntary Termination (Without Good Reason) or Termination for
                  --------------------------------------------------------------
Cause by the Company.
--------------------

         (i) If the Executive resigns without Good Reason, or if the Company discharges Executive for Cause, then the Company will be obligated to pay Executive's base salary through the date of termination. No bonus shall be payable. The Option, and any other options granted to Executive, shall terminate as provided in the applicable plan or agreement, and any unvested restricted stock shall be returned to the Company at no cost to it.

         (ii) Upon voluntary termination without Good Reason by Executive, or a termination for Cause by the Company, the provisions of
                  Section 8 (Covenant Not to Compete) shall automatically become
                  ------- -  -----------------------
                  applicable for a period of one (1) year, without any further payment due Executive. Executive acknowledges and agrees that the compensation herein is adequate consideration for such covenants.

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         D.       Termination in Connection with a Change of Control. In the
                  --------------------------------------------------
event of a Change of Control, Executive will be entitled to receive the following:

         (i) immediately prior to the effective date of a Change of Control, all stock options granted to Executive and not otherwise vested shall vest and become exercisable by Executive for a minimum of ninety (90) days (or, if longer, the term of the options thereof) and all restrictions on any restricted stock shall deem to have lapsed;

         (ii) for the period that the Company is required to offer COBRA coverage as a matter of law, but in no event more than eighteen (18) months, the Company will pay for COBRA benefits for Executive; and

         (iii) the Company shall pay the Executive an amount equal to two (2) times his current base salary from the Company, at the Company's election, in a lump sum within three (3) months from the date of termination following the Change of Control or in twelve (12) equal monthly installments commencing one (1) month from the date of such termination.

         E.       Definitions. For purposes of this Agreement:
                  -----------

         (i) "Cause" shall mean, in the reasonable judgment of the Board, termination of the Executive for (a) material breach of this Agreement; (b) failure to follow any reasonable and lawful direction of the Board; (c) material violation of any reasonable rule or regulation established by the Company from time to time regarding conduct of its business; (d) engaging in any act of dishonesty with respect to the Company or any criminal conduct (whether related to or not related to Executive's employment); or (e) failure to perform his duties satisfactorily;

         (ii) "Change of Control" means any of the following: (a) any merger of the Company in which the Company is not the continuing or surviving entity, or pursuant to which Stock would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of beneficial interest of common stock or other voting securities of the surviving entity immediately after the merger;

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                  (b) any sale, lease, exchange or other transfer (in one
                  transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole), other than pursuant to a sale-leaseback, structured finance or other form of financing transaction; (c) the shareholders of the Company approve any plan or proposal for liquidation or dissolution of the Company; (d) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than any current shareholder of the Company or affiliate thereof or any employee benefit plan of the Company or any subsidiary of the Company or any entity holding shares of common stock of the Company for or pursuant to the terms of any such employee benefit plan in its role as an agent or trustee for such plan, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 50% or more of the Company's outstanding common stock; or
                  (e) if during any two-year period, individuals who at the beginning of such period constituted a majority of the Board do not constitute a majority of the Board at the end of such period, excluding, for purposes of calculating such majority, any new director(s) approved by a vote of at least two-thirds of the directors who were directors at the beginning of such period;

         (iii) "Disability" shall mean a disability, reasonably diagnosed by a reputable medical doctor approved by the Company, that results in Executive being medically unable to fulfill his duties under this Agreement for three consecutive months or six months in any twelve month period; and

         (iv) "Good Reason" shall include the following circumstances: (a) if Executive is not appointed to the position of Chief Executive Officer within eight (8) months from the date hereof, (or within such longer period of time that the parties may mutually agree); (b) if the Company assigns Executive duties that are materially inconsistent with, or constitute a
                                                                   ------------
                  material reduction of powers or functions associated with, Executive's position, duties, or responsibilities with the Company, or a material adverse change in Executive's titles, authority, or reporting responsibilities, or in conditions of Executive's employment; (c) if Executive's base salary is reduced or the potential incentive compensation (or bonus) to which Executive may become entitled to at any level of performance by Executive or the Company is reduced; (d) any termination by the Company of Executive's employment for grounds other than for "Cause;" or (e) if Executive is required to relocate to an employment location that is more than fifty (50) miles from Phoenix, Arizona.

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         8.       COVENANT NOT TO COMPETE. In consideration of Executive's
                  -----------------------
employment, Executive agrees to the restrictive covenants set forth below:

         A. For the longer of one (1) year from any termination of Executive's employment or the period during which (or relating to which if paid in a lump sum or installments that exceed regular salary payments) Executive is being paid severance, Change of Control, or similar benefits (or, if later, upon conclusion of any service as a consultant), Executive shall not, directly or indirectly, for his own benefit or for, with or through any other individual, firm, corporation, partnership or other entity, whether acting in an individual, fiduciary or other capacity, own, manage, operate, control, advise, invest in (except as a 1% or less shareholder of a public company), loan money to, or participate or assist in the ownership, management, operation or control of or be associated as a director, officer, employee, partner, consultant, advisor, creditor, agent, independent contractor or otherwise with, or acquiesce in the use of his name by, any business enterprise that is in direct competition with the Company or any subsidiary within the United States of America or any other country that the Company conducts business at the time of Executive's termination.

         B. In addition to the foregoing, at all times during the period of Executive's employment and for the longer of one (1) year from any termination thereof (or, if later, upon conclusion of any service as a consultant) or the period during which (or relating to which if paid in a lump sum or installments that exceed regular salary payments) Executive is being paid severance, Change of Control, or similar benefits (or, if later, upon conclusion of any service as a consultant), Executive will not, directly or indirectly (as described above), for his benefit or for, with or through any business, hire, employ, solicit, or otherwise encourage or entice any of the Company's (or subsidiary's) employees or consultants to leave or terminate their employment with the Company and any customers or suppliers or prospective customers or suppliers to alter their relationship with the Company.

         9.       NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.
                  ------------------------------------------

         A. It is understood that in the course of Executive's employment with the Company, Executive will become acquainted with Company Confidential Information (as defined below). Executive recognizes that Company Confidential Information has been developed or acquired at great expense, is proprietary to the Company, and is and shall remain the exclusive property of the Company. Accordingly, Executive agrees that he will not, disclose to others, copy, make any use of, or remove from Company's premises any Company Confidential Information, except as Executive's duties may specifically require, without the express written consent of the Board, during Executive's employment with the Company and thereafter until such time as Company Confidential Information becomes generally known, or readily ascertainable by proper means by persons unrelated to the Company.

         B. Upon any termination of employment, Executive shall promptly deliver to the Company the originals and all copies of any and all materials, documents, notes, manuals, or lists containing or embodying Company Confidential Information, or relating directly or indirectly to the business of the Company, in the possession or control of Executive.

         C. "Company Confidential Information" shall mean confidential, proprietary information or trade secrets of Company and its subsidiaries and affiliates including without limitation the following: (1) customer lists and customer information as compiled by Company; (2) Company's internal practices and procedures; (3) internal Company financial information; (4) information relating to strategic planning, manufacturing, engineering, purchasing, finance, marketing, promotion, distribution, and selling activities; and (5) all other information which is treated by Company as confidential, include all information having independent economic value to Company that is not generally known to, and not readily ascertainable by proper means by, persons who can obtain economic value from its disclosure or use. Notwithstanding the foregoing provisions, the following shall not be considered "Company Confidential Information":

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(i) the general skills of the Executive as an experienced entrepreneur and senior management level employee; (ii) information generally known by senior management executives within the industry in which the Company operates; (iii) persons, entities, contacts or relationships of Executive that are also generally known in the industry; and (iv) information which becomes available on a non-confidential basis from a source other than Executive which source is not prohibited from disclosing such confidential information by legal, contractual or other obligation.

         10.      ENFORCEMENT.
                  -----------

         A. Executive hereby agrees that the periods of time provided for in Sections 8 and 9 and other provisions and restrictions set forth herein are
   -------- -     -
reasonable and necessary to protect the Company and its successors and assigns in the use and employment of the goodwill of the business conducted by Executive. Executive further agrees that damages cannot compensate the Company in the event of a violation of Section 8 or 9 and that, if such violation should
                               ------- -    -
occur, injunctive relief shall be essential for the protection of the Company and its successors and assigns. Accordingly, Executive hereby covenants and agrees that, in the event any of the provisions of Section 8 or 9 shall be
                                                   ------- -    -
violated or breached, the Company shall be entitled to equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction, or any other equitable remedy that may then be available against the party or parties violating such covenants, without bond but upon due notice, in addition to such further or other relief as may be available at equity or law. Obtainment of such an injunction by the Company shall not be considered an election of remedies or a waiver of any right to assert any other remedies which the Company has at law or in equity. No waiver of any breach or violation hereof shall be implied from forbearance or failure by the Company to take action thereof. The prevailing party in any litigation, arbitration or similar dispute resolution proceeding to enforce this provision will recover any and all reasonable costs and expenses, including attorneys' fees.

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

         B. Executive and the Company consider the restrictions contained in Section 8 to be reasonable for the purpose of preserving the Company's
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proprietary rights and interests. If a court issues an order or makes a final judicial determination that any such restrictions are unreasonable or otherwise unenforceable against Executive, Executive and the Company hereby authorize such court to amend this Agreement so as to produce the broadest, legally enforceable agreement, and for this purpose the restrictions on time period, geographical area and scope of activities set forth in Section 8 above are divisible; if the
                                          ------- -
court refuses to do so, then these restrictions shall be blue-penciled and enforced as follows:

         (i)      the time period contained in Section 8(A) shall be reduced by
                                               ------- ----
                  one quarter (1/4), or if such reduced time period is not sufficient in the determination of the court issuing such decision or order, the time period contained in Section 8(A)
                                                                  ------- ----
                  shall be reduced by half (1/2), or if such reduced time period is not sufficient in the determination of the court issuing such decision or order, the time period contained in Section
                                                                       -------
                  8(A) shall be reduced by three quarters (3/4);
                  ----

         (ii)     the geographic restriction in Section 8(B) shall be enforced
                                                ------- ----
                  for the metropolitan areas in which the Company manufactures or has manufactured or sells its product through direct sales channels.

         C.       For purposes of Sections 8 and 9, the term "Company" includes
                                  ----------     -
                  Radyne Corporation and its subsidiaries and affiliates. For purposes hereunder, an affiliate shall be deemed to be any corporation or other business entity in which the Company or its subsidiaries owns a controlling interest.

         11.      SEVERABILITY. Each provision in this Agreement shall be
                  ------------
treated as a separate and independent clause, and the enforceability of any one clause shall in no way impair the enforceability of any of the other clauses in this Agreement.

         12.      ASSIGNMENT BY COMPANY. Nothing in this Agreement shall
                  ---------------------
preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation or entity that assumes this Agreement and all obligations and undertakings hereunder. Upon such consolidation, merger or transfer of assets and assumption, the term "Company" as used herein shall mean such other corporation or entity, as appropriate, and this Agreement shall continue in full force and effect.

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         13.      ENTIRE AGREEMENT. This Agreement and any agreements concerning
                  ----------------
stock options or other benefits, embody the complete and final agreement of the parties hereto with respect to the subject matter hereof and supersede any prior written, or prior or contemporaneous oral, understandings or agreements between the parties that may have related in any way to the subject matter hereof. This Agreement may be amended only in writing executed by the Company and Executive.

         14.      GOVERNING LAW. This Agreement and all questions relating to
                  -------------
its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of the State of Arizona.

         15.      NOTICE. Any notice required or permitted under this Agreement
                  ------
must be in writing and will be deemed to have been given when delivered personally or by overnight courier service or three days after being sent by mail, postage prepaid, at the address indicated below or to such changed address as such person may subsequently give such notice of:

                  if to Parent or Company:    Radyne Corporation
                                              3138 E. Elwood
                                              Phoenix, AZ 85034 8501
                                              Attention: Chief Financial Officer

                  with a copy to:             Snell & Wilmer L.L.P.
                                              One Arizona Center
                                              400 E. Van Buren Street
                                              Phoenix, Arizona 85004-0001
                                              Phone: (602) 382-6252
                                              Fax:  (602) 382-6070
                                              Attn:  Steven D. Pidgeon, Esq.

                  if to Executive:            Carl Myron Wagner
                                              16609 E. Elgin Street
                                              Gilbert, Arizona 85297
                                              Phone: (480) 988-9764
                                              Fax:  (480) 988-2378

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         16.      DISPUTE RESOLUTION.
                  ------------------

         A. Any dispute, controversy, or claim, whether contractual or neutral, between the parties hereto arising out of or relating to this Agreement, including the breach or alleged breach of any representation, warranty, agreement, covenant under this Agreement, termination, or validation thereof, or the statutory rights or obligations of either party hereto, shall, if not settled by negotiation, be subject to non-binding mediation before an independent mediator selected by the parties pursuant to Section 16(C) below.
                                                         ------- -----
Any demand for mediation shall be made in writing served upon the other party to the dispute, by certified mail, return receipt requested, at the address set forth herein. The demand shall set forth with reasonable specificity the basis of the dispute and the relief sought. The mediation learning will occur at a time and place convenient to the parties in Maricopa County, Arizona, within thirty (30) days of the date of selection or appointment of the mediator and shall be governed by the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA").

         B. Any dispute, controversy, or claim, whether contractual or neutral, between the parties hereto arising directly or indirectly out of or connected with this Agreement, including the breach or alleged breach of any representation, warranty, agreement, covenant under this Agreement, termination, or validation thereof, or the statutory rights or obligations of either party hereto, which remains unresolved 45 days after the initiation of the mediation procedure described in Section 16(A), or 30 days after the selection or
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appointment of a mediator, shall finally be resolved by binding arbitration in accordance with the Employment Arbitration Rules of the AAA. Any arbitration shall be conducted by arbitrators approved by the AAA, and selected by the parties pursuant to Section 16(C) below. A single arbitrator shall conduct all
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such disputes, controversies, or claims, unless the dispute involves more than
$50,000 in the aggregate in which case the arbitration shall be conducted by a panel of three arbitrators. The resolution of the dispute by the arbitrator(s) shall be final, binding, nonappealable, and fully enforceable by a court of competent jurisdiction under the Federal Arbitration Act. The arbitrator(s) shall award damages to the prevailing party. The arbitration award shall be in writing and shall include a statement of the reasons for the award. The arbitration shall be held in the Phoenix metropolitan area. The arbitrator(s) shall award reasonable attorneys' fees and costs to the prevailing party.

         C. The parties shall select the mediator or arbitrators form a panel list made available by the AAA. If the parties are unable to agree to a mediator or arbitrators within 10 days of receipt of a demand for mediation or arbitration, the mediator or arbitrators will be chosen by alternatively striking from a list of five (5) mediators or (10) arbitrators obtained by Company from AAA. Executive shall have the first strike.

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         17.      WITHHOLDING; RELEASE; NO DUPLICATION OF BENEFITS. All of
                  ------------------------------------------------
Executive's compensation under this Agreement will be subject to deduction and withholding authorized or required by applicable law. The Company's obligation to make any post-termination payments hereunder (other than salary payments and expense reimbursements through a date of termination), shall be subject to receipt by the Company from Executive of a mutually agreeable release, and compliance by Executive with the covenants set forth in Sections 8 and 9 hereof.
                                                        -------- -     -
This Agreement shall not be construed to provide any duplication of any monetary benefits to Executive.

         18.      SUCCESSORS AND ASSIGNS. This Agreement is solely for the
                  ----------------------
benefit of the parties and their respective successors, assigns, heirs and legatees. Nothing herein shall be construed to provide any right to any other entity or individual.

         19.      LEGAL COUNSEL. Executive recognizes that Snell & Wilmer LLP is
                  -------------
counsel to the Company and has been advised to seek his own counsel to assist him with this Agreement. EXECUTIVE ACKNOWLEDGES THAT HE HAS HAD THIS AGREEMENT IN HIS POSSESSION FOR AT LEAST SEVENTY-TWO (72) HOURS PRIOR TO SIGNING IT, HE HAS HAD REASONABLE OPPORTUNITY TO READ IT AND TO OBTAIN INDEPENDENT LEGAL ADVICE AS TO ITS PROVISIONS, AND FULLY UNDERSTANDS ITS CONTENTS.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                      RADYNE CORPORATION, a Delaware corporation


                                      By:    /s/ Michael A. Smith
                                             -----------------------------------
                                      Name:  Michael A. Smith
                                      Title: Chairman, Compensation Committee


                                      EXECUTIVE: CARL MYRON WAGNER


                                             /s/ Carl Myron Wagner
                                             -----------------------------------

                                    EXHIBIT A

                         INCENTIVE COMPENSATION SCHEDULE

o Annual Bonus--Incentive bonus for Executive, based on the Company meeting the target financial performance ("Target") for such fiscal year, as approved by the Board, and as measured by reported (year-end, audited) pre tax earnings.

            o $50,000 in each fiscal year that the Company meets 100% of its Target.

            o $100,000 in each fiscal year in additional performance bonus if the Company meets 110% of its Target for such fiscal year.

            o $100,000 in each fiscal year in additional performance bonus if the Company meets 120% of its Target for such fiscal year.

            o Reported year-end, audited, pre tax earnings falling between 100%-110% or between 110%-120% of Target shall trigger a proration of the bonus, at a rate of $10,000 for every percentage point above 100%, that Executive would have received had the Company met such Target, with such final amount to be determined in the Board's sole discretion.

            o The Board will determine any additional performance bonus amounts if the Company exceeds 120% of its Target for such fiscal year.

         Reported year-end, audited, pre tax earnings shall be adjusted appropriately in the Board's sole discretion upon any significant corporate changes or events (e.g., acquisitions, divestitures, etc.). Bonus amounts, if any, are to be paid within 30 business days of any earnings release disclosing such reported year-end, audited, pre tax earnings for the fiscal year.

         In the event that the Company does not meet or exceed 100% of its Target in a fiscal year, a performance bonus, if any, shall be determined as follows:

            o Reported year-end, audited, pre tax earnings of 80%-100% of Target shall trigger a proration of the bonus, at a rate of $2500 for every percentage point above 80%, that Executive would have received had the Company met such Target, with such final amount to be determined in the Board's sole discretion.

            o Reported year-end, audited, pre tax earnings of less than 80% of Target shall not entitle the Executive to any bonus.

         For each fiscal year during the term of his employment hereunder, Executive shall receive 10% of his annual base salary earned in such fiscal year if the Company's revenues for such fiscal year exceed 115% of Company revenues from the prior fiscal year, excluding any contribution to revenues from acquisitions.

     o Performance bonus plan as set forth above shall commence with the 2006 fiscal year.